UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   June 13, 2013

OphthaliX Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Bareket Street, Petach Tikva, Israel	49170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 3-9241114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02

Unregistered Sales of Equity Securities.

On May 29, 2013, the Board of Directors approved the grant of options to Motti Farbstein and Ronen Kantor, members of the Company’s management.  On June 13, 2013, the Board of Directors approved the rescission of such options contingent upon the receipt of waivers from Messrs. Farbstein and Kantor.  On June 13, 2013, the Company received separate letters from Messrs. Farbstein and Kantor informing the Company of their intent to waive any rights to the options due to the fact that the issuance of options to certain directors of the Company, who were issued options in parallel and on the same terms, were not approved by our majority stockholder, Can-Fite Biopharma Ltd (“Can-Fite”).

Item 5.07

Submission of Matters to a Vote of Security Holders.

On June 13, 2013, our majority stockholder, Can-Fite, acted by way of majority written consent action (pursuant to a solicitation of consents commenced on June 4, 2013, and in lieu of a special meeting of stockholders), ratified the adoption of Section IX of the Bylaws by the Board of Directors.  However, our majority stockholder failed to approve the options granted to directors on May 29, 2013, as a result of which the options were not granted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OphthaliX Inc.

Date:  June 14, 2013

By /s/ Barak Singer

     Barak Singer, Chief Executive Officer

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